                                                                    EXHIBIT 10.3

                           EMPLOYEE MATTERS AGREEMENT

         Employee Matters Agreement (this "Agreement"), dated as of ______, 1998, by and among Conoco Inc. (formerly known as Conoco Energy Company), a Delaware corporation ("Conoco") and E.I. du Pont de Nemours and Company, a Delaware corporation ("DuPont").

         WHEREAS, the Board of Directors of DuPont has determined it is appropriate and desirable to enter into the Restructuring, Transfer and Separation Agreement dated as of ____________, 1998 (the "Separation Agreement"), by and between DuPont and Conoco, pursuant to which, among other things, DuPont will offer shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of Conoco for sale to the public pursuant to an initial public offering ("IPO") and in connection therewith DuPont and Conoco will separate their respective businesses so that from and after the Effective Date the Transferred Business will be held by Conoco and its Subsidiaries and divisions (the "Separation"); and

         WHEREAS, in connection with such Separation and IPO, DuPont and Conoco desire to provide for the transfer of certain assets and the assumption of certain liabili ties and other matters relating to employee benefit plans, agreements and arrangements.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Separation Agreement.

         "Affiliate" shall have the meaning set forth in the Separation
Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Conoco Employees" shall mean (a) those persons who are employed as officers or employees of the Transferred Business immediately prior to or effective as of the

Effective Date and (b) all former officers and employees of the Transferred Business who, immediately prior to the termination of their employment, were employed in the Transferred Business. In the event that on the Effective Date (or if such person is no longer employed as of the Effective Date, then as of the last date of such person's employment) any person shall be (or was) employed in the Transferred Business, as well as in the Retained Business, such person shall be considered a Transferred Employee if, but only if, on the Effective Date (or if such person is no longer employed as of the Effective Date, then as of the last date of such person's employment) such person's primary employment shall be (or was) in the Transferred Business.

         "Conoco Retirement Plan" shall have the meaning set forth in Section 2.02.
         "Conoco Retirement Plan Participant" shall mean any Conoco Employee, except a Conoco Employee who, as of the Effective Date, has an accrued benefit under the DuPont Pension Plan which is solely a Title I benefit.

         "Delayed Company" shall have the meaning set forth in the Separation Agreement.

         "DuPont Actuary" shall mean the enrolled actuary for the DuPont Pension Plan.

         "DuPont Common Stock" shall mean the common stock, par value $0.30 per share, of E.I. DuPont de Nemours and Company.

         "DuPont Pension Plan" shall mean the DuPont Pension and Retirement
Plan.

         "Effective Date" shall have the meaning set forth in the Separation Agreement.

         "IRS" shall mean the Internal Revenue Service.

         "Ownership Reduction Date" shall mean the date on which DuPont and Conoco cease to be in the same "controlled group of corporations" as defined in
Section 1563(a) of the Code.

         "Related Agreements" shall have the meaning set forth in the Separation Agreement.

         "Retained Employees" shall mean all current and former officers and employees of DuPont and its Affiliates, other than Conoco Employees.



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         "Retained Subsidiary" shall have the meaning set forth in the
Separation Agreement.

         "Separation" shall have the meaning set forth in the recitals.

         "Transfer Amount" shall mean the amount transferred, pursuant to
Section 2.02 hereof, from DuPont Pension Plan to the Conoco Retirement Plan.

         "Transfer Date" shall have the meaning set forth in Section 2.02.

         "Transfer Guidelines" shall have the meaning set forth in Section 2.11.

         "Transferred Business" shall have the meaning set forth in the Separation Agreement.

         "Transferred Business Company" shall have the meaning set forth in the Separation Agreement.

         Section 1.02 Sections. References to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

         Section 1.03 Certain Constructions. References to the singular in this Agreement shall refer to the plural and vice-versa and references to the masculine shall refer to the feminine and vice-versa.


                                   ARTICLE II

                                EMPLOYEE BENEFITS

         Section 2.01 Liabilities and Obligations Relating to Employees. Except as otherwise provided in this Agreement, with respect to claims relating to any employee liability or obligation (including, without limitation, any such claim relating to or arising under any employee benefit or compensation plan, agreement, arrangement, or program, as well as accrued wages and workers' compensation, holiday, vacation and disability benefits), as of the Effective Date, (i) DuPont, or an appropriate Retained Subsidiary, shall assume and be solely responsible for all such liabilities and obligations whatsoever with respect to Retained Employees and (ii) Conoco, or an appropriate Transferred Business Company


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or Delayed Company, shall assume and be solely responsible for all such liabilities and obligations whatsoever with respect to Conoco Employees.

         Section 2.02 DuPont's Pension and Retirement Plan.

         (a) Following the Effective Date, Conoco Employees shall continue to participate in the DuPont Pension Plan on the same terms and conditions as immediately prior to the Effective Date. As soon as practicable after, and in any event within 90 days after, and effective as of, the Ownership Reduction Date, Conoco shall establish a defined benefit pension plan (with terms and conditions substantially comparable in all material respects to Title II of the DuPont Pension Plan) and a related trust intended to qualify under Section 401(a) and Section 501(a) of the Code (the "Conoco Retirement Plan"). Effective as of the Ownership Reduction Date, all Conoco Retirement Plan Participants shall participate in the Conoco Retirement Plan. DuPont shall, within 180 days following the Ownership Reduction Date, but in no event prior to receipt by DuPont of written evidence of the establishment of the Conoco Retirement Plan and the related trust ("Conoco Trust") by Conoco and either (A) the receipt by DuPont of a copy of a favorable determination letter issued by the IRS with respect to the Conoco Retirement Plan or (B) an opinion, in a form theretofore agreed upon, of Conoco's counsel to the effect that the terms of the Conoco Retirement Plan and Conoco Trust qualify under Section 401(a) and Section 501(a) of the Code, direct the trustee of the trust under the DuPont Pension Plan ("DuPont Trust") to transfer (the date of such transfer hereinafter the "Transfer Date"), in cash or in kind, as agreed to by DuPont and Conoco, from the DuPont Trust to the trustee of the Conoco Trust, an amount estimated by the DuPont Actuary to equal 90% of the Transfer Amount, as defined below. The "Transfer Amount" shall mean the sum of (i) $820,000,000 and (ii) an amount equal to (x) the investment gain of the DuPont Trust from the Effective Date to the Transfer Date attributable to the Transfer Amount less (y) the benefit payments made to Conoco Retirement Plan Participants between the Effective Date and the Transfer Date, as determined by the DuPont Actuary. As soon as practicable following the Transfer Date, but in no event later than 90 days after such date, DuPont shall direct the trustee of the DuPont Trust to transfer to the trustee of the Conoco Trust the excess of the Transfer Amount over the actual amount previously transferred, plus interest on such excess at 9% compounded daily from the Transfer Date. Notwithstanding anything contained herein to the contrary, no transfer of assets shall take place until the 31st day following the filing of all required Forms 5310-A in connection therewith. Upon the receipt of the Transfer Amount (i) Conoco and the Conoco Retirement Plan shall assume the liabilities of the DuPont Pension Plan for accrued benefits of Conoco Retirement Plan Participants, theretofore the liability of the DuPont Pension Plan, (ii) Conoco's participation in DuPont's Pension Plan shall cease, (iii) neither Conoco nor any of its Affiliates


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shall have any liability with respect to the DuPont Pension Plan, (iv) neither
DuPont nor any of its Affiliates shall have any liability with respect to the accrued benefits of Conoco Retirement Plan Participants and (v) DuPont and the DuPont Pension Plan shall retain all liabilities for accrued benefits of DuPont Pension Plan participants who are not Conoco Retirement Plan Participants.

         (b) Notwithstanding anything herein to the contrary, in no event will the Transfer Amount be less than the present value of the accrued benefits of the Conoco Retirement Plan Participants, as calculated in accordance with
Section 414(1) of the Code and the regulations promulgated thereunder. The calculation by DuPont Actuary shall be determinative but shall be subject to review by Conoco and the DuPont Actuary shall provide the actuary selected by Conoco with all the documentation reasonably necessary for Conoco to verify such calculation. Conoco and DuPont shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section or for the purposes of administration of the Conoco Retirement Plan and DuPont Pension Plan and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein.

         (c) In no event shall any amount transferred to the trustee of the Conoco Retirement Plan be used for any purpose other than to provide benefits to present or future employees of Conoco, and in no event shall any amount transferred to the trustee of the Conoco Retirement Plan revert to Conoco directly or indirectly.

         Section 2.03 Non-qualified Plans. Following the Effective Date, Conoco Employees shall continue to participate in DuPont's Salary Deferral & Restoration Plan (the "DuPont Restoration Plan") through December 31, 1998. As soon as practicable following the Effective Date, and in any event no later than January 1, 1999, Conoco shall establish a benefit restoration plan (the "Conoco Thrift Restoration Plan") relating to the Thrift Plan for Employees of Conoco Inc. (the "Conoco Thrift Plan") for the benefit of the Conoco Employees who were, immediately prior to the Effective Date, participating in the DuPont Restoration Plan. As of the Effective Date, (i) Conoco, or the appropriate Transferred Business Company, shall assume and be solely responsible for the liabilities and obligations relating to the Conoco Employees arising under the DuPont Restoration Plan and (ii) DuPont, or the appropriate Retained Subsidiary, shall assume and be solely responsible for the liabilities and obligations relating to the Retained Employees arising under the DuPont Restoration Plan.

         Section 2.04 Foreign Pension Plans. With respect to any pension plan maintained or sponsored by DuPont or any Affiliate for the benefit of foreign employees in which only Conoco Employees participate, (i) Conoco or an appropriate Trans-


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ferred Business Company shall assume or retain such plan, the assets thereof and the sole liability for each such pension plan and (ii) no additional assets shall be transferred by DuPont or any Retained Subsidiary to Conoco, any Transferred Business Company or such pension plan. With respect to any pension plan maintained or sponsored by DuPont or any Affiliate for the benefit of foreign employees in which Retained Employees and Conoco Employees participate
(a "Combined Foreign Pension Plan"), Conoco or an appropriate Transferred Business Company shall make available (at such time on or following the Effective Date as is determined by DuPont) to the Conoco Employees who are participants in such Combined Foreign Pension Plan either (i) a comparable plan upon the transfer from the Combined Foreign Pension Plan to such comparable plan of an amount of assets calculated in accordance with all applicable laws, rules and regulations; provided that the transfer of assets does not violate the terms of such plan or cause underfunding or additional underfunding of such plan, or
(ii) such other arrangement as Conoco reasonably determines is appropriate under the circumstances taking into account all applicable laws and the number of Conoco Employees participating in such Combined Foreign Pension Plan. As of the Effective Date, or upon such transfer of assets (if applicable), Conoco and the applicable Conoco plan shall assume all liabilities for all accrued benefits under the applicable Combined Foreign Pension Plan in respect of Conoco
Employees and each of DuPont and the applicable Combined Foreign Pension Plan shall be relieved of all liabilities for such benefits.

         Section 2.05 Collective Bargaining Agreements. As of the Effective Date, with respect to those collective bargaining agreements to which DuPont or any of its Affiliates is a party and which cover Conoco Employees, Conoco shall assume all liabilities and obligations of DuPont and each of its Affiliates thereunder, but only to the extent that such liabilities and obligations relate to any Conoco Employees.

         Section 2.06 Stock Options; SARs. Each Conoco Employee who (a) is actively employed by Conoco or a Transferred Business Company as of the Effective Date, (b) either (i) was an employee of Conoco or a Transferred Business Company more than 20 days prior to the Effective Date or (ii) was designated as an individual who would become a Conoco Employee and such designation occurred more than 20 days prior to the Effective Date and (c) holds an option to acquire shares of DuPont Common Stock ("DuPont Stock Option") or an appreciation right with respect to DuPont Common Stock ("DuPont SAR") in each case that is outstanding immediately prior to the Effective Date, whether or not then vested or exercisable, shall be afforded an opportunity to make a one-time election (made in accordance with such procedures and at such time as is determined by DuPont and Conoco), effective as of the Effective Date, to cause such DuPont Stock Option or DuPont SAR to be cancelled and to be granted an option to acquire the number of shares of Conoco Common Stock (a "Newly


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
Granted Option") or an appreciation right with respect to Conoco Common Stock (a "Newly Granted SAR"), as applicable, in each case issued (if applicable) by Conoco, rounded up to the nearest whole share, determined by multiplying (i) the number of shares of DuPont Common Stock subject to such DuPont Stock Option or DuPont SAR immediately prior to the Effective Date by (ii) the New Grant Ratio, at an exercise price per share of Conoco Common Stock (rounded to the nearest fourth decimal) equal to the exercise price per share of such DuPont Stock Option or DuPont SAR divided by the New Grant Ratio; provided, however, that in the case of any DuPont Stock Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the number of shares of Conoco Common Stock subject to the Newly Granted Option in respect of such DuPont Stock Option shall be rounded down to the nearest whole share and the conversion formula shall otherwise be adjusted, if necessary, to comply with Section 424(a) of the Code. After the Effective Date, each Newly Granted Option and Newly Granted SAR shall be exercisable upon the same terms and conditions as were applicable to the related DuPont Stock Option or DuPont SAR immediately prior to the Effective Date except that terms and conditions of the awards shall be appropriately adjusted to reflect Conoco as the issuer. The cancellation and new grants described herein shall be effected in compliance with applicable law, including laws of foreign jurisdictions and, if such laws impose burdens or impediments to such substitutions, the parties shall either agree to an alternative course of action or no such opportunity shall be extended to relevant Conoco Employees.

         The New Grant Ratio shall be: (i) the average price of DuPont Common Stock over the five trading days ending on the date on which the initial offering price to the public of a share of Conoco Common Stock in the IPO is determined (calculated as the average of the mean of the high and low prices on each of these five days as reported on the New York Stock Exchange), divided by
(ii) the initial offering price to the public of a share of Conoco Common Stock in the IPO, as set forth in the prospectus for such IPO.

         Section 2.07 Preservation of Rights to Amend or Terminate Plans. Except as otherwise provided herein, no provision of this Agreement shall be construed as a limitation on the right of DuPont or Conoco to amend any plan or terminate its participation therein which DuPont or Conoco would otherwise have. No provision of this Agreement shall be construed to create a right in any employee or beneficiary of such employee under a plan that such employee or beneficiary would not otherwise have under the terms of such plan itself.



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         Section 2.08      Certain Liabilities.

         (a) Conoco or the appropriate Transferred Business Company shall assume all liabilities arising out of or resulting from any claim by any Conoco Employee which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between DuPont or Conoco (or any Affiliate of DuPont or Conoco) and the Conoco Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Effective Date. DuPont or the appropriate Retained Subsidiary shall assume all liabilities arising out of or resulting from any claim by any Retained Employee which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between DuPont or any of its Affiliates and the Retained Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Effective Date.

         (b) Notwithstanding Section 2.08(a) above, (i) with respect to any claim of a Conoco Employee relating to a liability or obligation arising under the DuPont Savings and Investment Plan or any DuPont health benefit plan, which claim arose while such Conoco Employee was an employee of DuPont or a Retained Subsidiary, DuPont (and the applicable DuPont plan) or such Retained Subsidiary (and the applicable Retained Subsidiary plan) shall retain and be solely responsible for all such liabilities and obligations of such Conoco Employee and
(ii) with respect to any claim of a Retained Employee relating to a liability or obligation arising under the Conoco Thrift Plan or any Conoco health benefit plan, which claim arose while such Retained Employee was an employee of Conoco, a Transferred Business Company or a Delayed Company, Conoco, such Transferred Business Company or such Delayed Company (and the applicable Conoco plan, Transferred Business Company plan or Delayed Company


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plan) shall assume and be solely responsible for all such liabilities and obligations of such Retained Employee.

         Section 2.09 Reimbursement. Conoco and DuPont acknowledge that DuPont or a Retained Subsidiary, on the one hand, and Conoco or a Transferred Business Company, on the other hand, may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance premiums) pursuant to any of the employee benefit or compensation plans, programs or arrangements which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, DuPont and Conoco agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses reduced by the amount of any agreed upon tax reduction or recovery of tax benefit realized by DuPont or Conoco, as the case may be, in respect of the corresponding payment made by it.

         Section 2.10 Indemnification. All liabilities retained or assumed by Conoco pursuant to this Article II shall in each case be deemed to be Assumed Liabilities, and all liabilities retained or assumed by DuPont pursuant to this
Article II shall in each case be deemed to be Retained Liabilities, and, in each case, shall be subject to the indemnification provisions set forth in the Separation Agreement.

         Section 2.11 Transfer of Employees

         (a) DuPont employees who transfer to and become employed by Conoco or any Transferred Business Company and Conoco employees who transfer to and become employed by DuPont or any Retained Subsidiary, in either case on the United States payroll, prior to the Ownership Reduction Date shall be transferred in accordance with the terms of the Transfer Guidelines in effect immediately prior to the Effective Date (the "Transfer Guidelines") and such employees and their beneficiaries and survivors will be granted the benefits provided by the provisions of the DuPont Pension Plan and other employee benefit plans pertaining to employees who have been transferred between DuPont and Conoco, as provided in, and subject to the terms and conditions of, the Transfer Guidelines.

         (b) If the sum of the Option Amount and $10.4 million (such sum being the "Employment Benefits Adjustment Amount") is positive, Conoco shall, in the manner set forth in Section 2.5(c) of the Separation Agreement, deliver a promissory note to DuPont in an amount equal to the Employee Benefits Adjustment Amount. If the Employee Benefits Adjustment Amount is negative, DuPont shall instead pay to Conoco an amount in cash equal to the absolute value of the Employee Benefits Adjustment Amount no later than 30 days following the Effective Date. Not withstanding the foregoing, in the event that there occurs a single transfer of 100 or more employees from Conoco to DuPont or from DuPont to Conoco in the U.S. following the Effective Date but prior to the Ownership Reduction Date, Conoco or DuPont, as applicable, shall


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make a supplemental cash payment as soon as practicable following the Ownership
Reduction Date, the amount of which shall be calculated in accordance with Appendix A hereto.

         Section 2.12 Thrift Plan. Following the Effective Date, the Conoco Thrift Plan shall continue to include DuPont Common Stock as an investment option until the Ownership Reduction Date and then shall continue to retain the DuPont Common Stock fund for a period of no less than 5 years. Notwithstanding the preceding sentence, nothing shall prevent Conoco from amending the Thrift Plan to provide that new investments in DuPont Common Stock may be discontinued after the Ownership Reduction Date.

         Section 2.13 Delayed Company Employees. Employees of a Delayed Company who are Conoco Employees shall be eligible to participate in any new or existing Conoco employee compensation and benefit plans, subject to the approval of Conoco. Notwithstanding the preceding sentence, employees of a Delayed Company who are Conoco Employees shall only be entitled to the benefit set forth in
Section 2.06 hereof to the extent such employees hold DuPont SARs and shall not be entitled to such benefit to the extent such employees hold DuPont Stock Options.


                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01 Complete Agreement; Construction. This Agreement, including the Exhibits hereto and the agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement or the Separation Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of the Separation Agreement and this Agreement, the provisions of this Agreement shall control.

         Section 3.02 Guarantee of Subsidiaries' Obligations. DuPont shall cause to be performed, and hereby guarantees the performance and payment of, all actions, agreements, obligations and liabilities set forth herein to be performed or paid by DuPont Subsidiaries and Conoco shall cause to be performed, and hereby guarantees the performance and payment of, all actions, obligations and liabilities set forth herein to be performed or paid by the Conoco Subsidiaries.


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




         Section 3.03 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

         Section 3.04 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

                  If to DuPont, to:
                           E.I. du Pont de Nemours and Company
                           1007 Market Street
                           Wilmington, DE  19898
                           (302) 773-5176
                           Attn:  Roger W. Arrington, Esq.
                           Associate General Counsel

                  With a copy to:
                           Skadden, Arps, Slate, Meagher & Flom, LLP
                           919 Third Avenue
                           New York, NY  10022
                           (212) 735-2000
                           Attn:  Lou R. Kling, Esq.
                           Eileen Nugent Simon, Esq.

                  If to Conoco:
                           Conoco Inc.
                           600 North Dairy Ashford
                           Houston, Texas 77079
                           (281) 293-1440
                           Attn:  R. A. Harrington
                           Senior Vice President, Legal, and General Counsel

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



                  With a copy to:
                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, Texas 77002
                           (713) 229-1522
                           Attn:  Walter J. Smith, Esq.

Any party may change its address or fax number by giving the other party written notice of its new address in the manner set forth above.

         Section 3.05 Amendments. This Agreement may be modified, amended or supplemented only by written agreement of the parties.

         Section 3.06 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

         Section 3.07 Termination. This Agreement may be terminated in the event that the Separation Agreement is terminated and the Separation abandoned prior to the Effective Date. In the event of such termination, neither party shall have any liability of any kind to the other party.

         Section 3.08 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         Section 3.09 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning of or interpretation of this Agreement.

         Section 3.10 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the


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remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.




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



         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                         CONOCO INC.
                                         (Formerly known as Conoco Energy
                                         Company)


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:




                                         E.I. DU PONT DE NEMOURS AND COMPANY


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:



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


                      EMPLOYEE MATTERS AGREEMENT APPENDIX A

     Calculation of Settlement for Certain Retiree Benefits in the Event of
                   A Single Transfer Between Conoco and DuPont
           (of at Least 100 Employees Transferred in Either Direction)
       After the Effective Date, but Prior to the Ownership Reduction Date

This calculation presumes all eligible transferred employees will select DuPont health and life insurance benefits ("OPEBs") when they retire. Accordingly, this calculation typically results in a payment from Conoco to DuPont to cover a pro-rata share of the estimated cost of future OPEBs attributable to Conoco service. The pro-ration is based on an estimate of the number of projected total years of Conoco service divided by the projected number of years of combined Conoco and DuPont service. A payment would be payable to Conoco (or an offset to the amount otherwise payable to DuPont) with respect to transfers from DuPont to Conoco who have less then 15 years of combined service at the time of such transfer.


                                                                           DuPont to          DuPont to
                                                           Conoco to        Conoco              Conoco              Net
                                                             DuPont        Transfers          Transfers            Amount
                                                           Transfers      >=15 Years          <15 Years             Due
                                                           --------       ----------          ---------           --------
     a)    Number of Transferees
     b)    Percent assumed to qualify for OPEBS*
     c)    Average prior service with receiving company
     d)    Average service with sending company
     e)    Average future service to age 55
     f)    Pro-ration factor                              [d/(c+d+e)]   [(c+e)/(c+d+e)]      [d/(c+d+e)]
     g)    Per capita cost at retirement age              $ 70,000        $ 70,000            $ 60,000
     h)    Amount due DuPont [a*b*f*g]                    $    --         $     --                 --
                                                          =========       =========                --             $     --
     i)    Amount due Conoco  [a*b*f*g]                                                       =========           $     --
                                                                                                                  ========
     j)    Net due DuPont (Conoco) [h-i]                                                                          $     --
                                                                                                                  ========


*Note, percent assumed to qualify for OPEBs is per the following table:



             Average Age at            Percent Assumed
               Transfer                  to Qualify
             --------------            ---------------
               Under 41                     75%
                41-45                       90%
                46-50                       95%
                 51+                       100%




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